UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	July 26, 2004

Alliant Energy Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-9894	39-1380265
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4902 N. Biltmore Lane, Madison, Wisconsin 53718

(Address of principal executive offices, including zip code)

(608) 458-3311

(Registrant’s telephone number)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
Five Year Credit Agreement

Item 5. Other Events and Required FD Disclosure.

     Alliant Energy Corporation (“we” or “our”) is reporting the following:

     On July 26, 2004, we successfully completed the syndication of our new revolving credit facility with a total borrowing capacity of $100 million. The new facility is a five-year facility with the term of the facility subject to federal regulatory approval because the term is longer than a 364-day facility. The new facility is available to support commercial paper and/or direct borrowings and replaces the former 364-day facility that was to expire in September 2004.

     We are filing the new credit agreement as Exhibit 4.1 to this Current Report on Form 8-K, which is hereby incorporated by reference. See “Item 7. Financial Statements and Exhibits.”

Item 7. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Five Year Credit Agreement, dated July 26, 2004, among Alliant Energy Corporation, the Banks set forth therein and Wachovia Bank, National Association as Administrative Agent and Issuer of Letters of Credit.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: July 28, 2004	By:	/s/ John E. Kratchmer
John E. Kratchmer
Vice President-Controller and Chief Accounting Officer

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ALLIANT ENERGY CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated July 26, 2004

Exhibit
Number
(4.1)	Five Year Credit Agreement, dated July 26, 2004, among Alliant Energy Corporation, the Banks set forth therein and Wachovia Bank, National Association as Administrative Agent and Issuer of Letters of Credit.

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